                                                                   EXHIBIT 10.14

                                 STATE OF ISRAEL
                         THE ISRAEL LANDS ADMINISTRATION

                                                                File # A60158572
                                                           Account No. 976225128

                              C a p i t a l i z e d
                                 LEASE CONTRACT
          (Low Rise Construction, or Industry, or Commerce, or Tourism)


Drawn up and signed in  ........   on  .........   ..,   ....
                                   on  March  6, 1995

                                     BETWEEN

The Israel Lands Administration, which manages the lands of the State of Israel, the Development Authority, the Keren Kayemet LeIsrael (hereinafter: the Lessor), whose address for the purpose of this Contract is: 1, Ben Zvi Street, Beer Sheba 84893; as the first party;

                                      A N D

Haifa Chemicals South Ltd., corporate number 511010589 (hereinafter: the Lessee), whose address for the purposes of this Contract is: POB 1809, Haifa; as the second party;

                                 P r e a m b l e

Forming an integral part of the terms of the lease enclosed herewith and constituting jointly the entire Lease Contract.

WHEREAS The State of Israel / The Development Authority is the owner of the land specified hereinbelow in this Preamble (hereinafter: the Plot);

WHEREAS The Plot comprises one or more buildings (hereinafter: the Buildings) which were constructed prior to the date of entry of this Lease Contract into effect;

WHEREAS Inasmuch as the construction of the Buildings has not been completed to an extent allowing their full-scale occupation and/or


                                      E-13
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                  use for the purpose of the Lease, the Lessee undertakes to complete the construction of the Buildings so as to make them fit for the purpose of the use not later than the end of one year from the day of signing this Contract by the Administration; the Lessee acknowledges that this obligation constitutes a fundamental condition of this Contract;

WHEREAS The Lessor has agreed to lease the Plot to the Lessee together with everything permanently attached thereto and build thereon (hereinafter: the Attachments) (the Plot together with the Attachments being referred to hereinbelow as the Premises); this on the condition precedent that the obligations assumed by the Lessee - whether on the basis of a development contract with the Lessor or pursuant to any other agreement with the Lessor - shall have been complied with in full during the period prior to the date of entry of this Lease Contract into effect;

WHEREAS The parties agree that, strictly for the purpose of convenience, the Lessee shall sign a copy of this Lease Contract, whereupon the Lessor shall incur no obligation whatsoever pending compliance by the Lessee with all of its aforementioned obligations. The parties agree in advance that the Lease Contract shall only enter into effect after the Lessor shall have signed it as well, and this on the condition that the Lessee shall have complied with all of its aforementioned obligations toward the Lessor. Pending the signing of the Lease Contract by the Lessor, the parties shall not be bound by its conditions and the signature of the Lessee alone on the Lease Contract shall not impart upon the Lessee any rights whatsoever pursuant to the Lease Contract. The date of signing the Lease Contract by the Lessor shall be deemed as the date of entry hereof into effect.

WHEREAS The Administration has, on the day of inception of the Lease Period, delivered possession of the Premises to the Lessee or to the previous holder of the lease right to the Premises prior to the Lessee, and the Lessor shall be under no obligation to evict any occupants present on the Premises or to bear the expenses for their eviction;

WHEREAS The Lessee hereby declares that there is no impediment to the Lessee entering into this contractual commitment with the Lessor pursuant to the provisions of clause 19(A)(3) of this Contract, and the Lessee acknowledges that this represents a condition precedent and a fundamental condition for the Lessor's consent to enter into this contractual commitment with the Lessee;

WHEREAS Pursuant to the provisions of the treaty between the State of Israel and the Jewish National Fund [Keren Kayemet Le-Israel] (hereinafter: the Fund, as published in the Official Gazette (Yalkut Hapirsumim) No. 1456, p. 1597, the management of the land owned by the Fund, including the lease thereof and the issuance of consents to the transfer of the lease rights thereto, or the refusal to grant such consents, shall be done by the Lessor in accordance with the Memorandum and Articles of Association of the Fund; and the Lessee hereby acknowledges that if the Plot or part thereof is or shall at any time be owned by the Fund, it shall be subject to the provisions of the said treaty and that this provision constitutes a condition precedent and a fundamental condition on the basis of which the Lessor is prepared to enter into this contractual commitment with the Lessee;

WHEREAS If the purpose of the Lease is industry or crafts or tourism, the following additional conditions of this Preamble shall apply to the Lease under this Contract:

                  A. If the purpose of the Lease is industry or crafts and the Lessee shall have applied for the Lessor's consent to a change of the category of the industry or crafts with regard to those established in the Purpose of the Lease, the Lessor may make its consent conditional, among other things, on a change of the duration of the Lease in accordance with resolutions adopted by the Lessor from time to time, and also on receipt of the recommendation from the Ministry of Industry and Commerce for the requested change in the category of the industry or crafts and also for the recommended duration of lease for this purpose.

                  B. If the purpose of the Lease is industry or crafts or tourism then in addition and subject to all the other conditions stated in clauses 9 and 14 hereinbelow, the Lessee shall enclose with its application for the introduction any of the alterations referred to in clause 9 or for the transfer of rights under the Contract as provided in clause 14, as the case may be, an appropriate and valid recommendation from the Ministry of Industry and Commerce or from the Ministry of Tourism, as the case may be. The Lessor shall not give its consent to any such application by the Lessee unless the Lessee shall have submitted such valid recommendation.

                  C. The terms "Ministry of Industry and Commerce" and Ministry of Tourism" shall comprise any other government agency in charge of matters of the category of the "Purpose of the Lease", everything as decided by the board of the
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                           Israel Lands Administration or according to rulings
                           made by the Lessor as necessitated from time to time under the circumstances of the case.

WHEREAS The meaning of the terms used in this Contract shall be as defined hereinbelow in this Preamble, unless the context necessitates a different interpretation in accordance with the
                  Contract:

                  The Plot

                  The plot indicated in the chart enclosed herewith as an integral part of this Contract, its particulars being as follows:

                           Location:  Arad;    Area:  1,259,673  sq.m. (appr.)

                           Registered block 100113    parcels:   2     (part)
                           Registered block 100116    parcels:   1     (part)
                           Registered block 100117    parcels:   1     (part)

                  Lease Period

                  Forty-nine years starting from the transaction approval date, i.e. January 02, 1994.

                  Transaction Approval Date

                  The day of approval of the transaction contemplated herein by the Management of the Lessor.

                  Purpose of the Lease

                  Industry and crafts

                  Construction Capacity

                  ..... % per floor, on .... floors, or a total of ....... %
                  representing a built up area of 755744.0 sq.m.

                  Rent

                  The annual rent for the entire Lease Period, payable to the Lessor in advance, capitalized by the procedure applied by the Lessor (hereinafter: Capitalized Rent).

                  The Capitalized Rent deposited, if at all, with the Lessor prior to the signing of this Lease Contract, shall be deemed as payment of the Capitalized Rent.

                  Basic Plot Value

                  Nis 1,733,770.27 (one million seven hundred thirty three thousand seven hundred and seventy NIS % 27 agorot) as of the Transaction Approval Date;

                  Established in accordance with the destination and the use ratio according to Urban Outline Plan 23/100/02/10.

                  Basic Index

                  The consumer price index last known as of the Transaction Approval Date.

                  Destination

                  Industrial zone.

WHEREAS If the Lessee consists of more than a single person or corporation, the undertakings of the persons or corporations constituting the Lessee shall be deemed to be made jointly and severally, whereas their rights pursuant to this Contract shall be exercized individually;

WHEREAS The following special conditions shall apply in addition to the conditions of the Lease Contract which follows:

                  The construction percentages according to the urban outline plan (enterprise area) shall be 40% main areas and 20% utility areas, or a total of 60%; the height of Administration and Personnel Services shall be three floors.

                  It is stipulated that the construction works whose completion is required as a condition precedent to the signing of the Lease Contract shall amount to the construction of 20,270 sq.m. only.
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                  In view of the purpose of the enterprise and the intended use thereof, the entrance to the enterprise shall be adjusted as stated in clause 16 of the Development Contract with the Plant Manager or his representative.

                  The liability of the entrepreneur for the payment of damages to the Administration as stated in clause 12 of the Lease Contract shall be conditional upon the Administration having notified the Entrepreneur of any demand and/or claim filed against the entrepreneur within the scope of liability of the entrepreneur, with the further provision that the entrepreneur shall be enabled to defend itself at its own expense together with, or on behalf of, the Administration, everything at the discretion of the Administration.


IN WITNESS THEREOF THE PARTIES HAVE SET THEIR HAND ON THIS DEVELOPMENT CONTRACT AS PROVIDED IN THE PREAMBLE AND PURSUANT TO THE LEASE CONTRACT HEREINBELOW:

Signature of the parties:        The Administration              The Lessee
Initials:

The value of the Land is composed of the sum of NIS  1,287,624.33 for the plant
area and the sum of                              NIS   446,146   for the ponds.

                             CONDITIONS OF THE LEASE

1.       Preamble and Enclosed Documents

         The Preamble to and the documents enclosed with this Contract constitute an integral part hereof.

2.       Obligation to Grant and Accept the Lease

         The Lessor hereby undertakes to grant the Lease of the Premises to the Lessee, and the Lessee hereby undertakes to accept the Lease of the Premises from the Lessor.

         It is agreed between the parties that pending the registration of the lease right at the Land Registry, the Lessor has granted to the Lessee the right to use the Premises and all the provisions of this Contract with regard to the lease and the terms thereof shall apply, mutatis mutandis, to the aforementioned right of use and that use fees shall be payable at the rate of the rent referred to hereinbelow.

3.       Lease Period

         The Lease Period shall be as stated in the Preamble to the Contract.

4.       Purpose and Destination of the Lease

         The Premises are hereby leased to the Lessee strictly for the purpose and destination specified in the Preamble to this Contract, and the Lessee may not use the Premises or any part thereof for any other purpose or destination without the express prior written consent of the Lessor.

5.       Capacity of Construction

         The allowed capacity of construction under this Contract is as stated in the Preamble hereto.

6.       Acceptance of Possession of the Premises

         The Lessor confirms that it has accepted possession of the Premises at the time and subject to the condition stated to this effect in the Preamble to this Contract.

7.       Rent

         The Lessee undertakes to pay rent to the Lessor according to the respective provisions of the Preamble to this Contract.

8.       Reassessment

         A. Subject to the provisions of paragraph (B) hereinbelow, the Lessor may demand annual rent based on a reassessment of the Plot by the State Valuer, irrespective of any appreciation of the Plot as a result of development works done thereon by or at the expense of the Lessee, in any one of the following cases:

                  (1) In the event of the Lessee having applied for the Lessor consent to a transfer of the Lessee's rights hereunder as stipulated in clause 14 hereinbelow;

                  (2) In the event of the Lessor having granted its consent to a Lessee's application for introducing any of the alterations referred to in clause 9 hereinbelow.

         B. In the event of the Lessee, prior to the date of the Lessor's consent in response to any of the Lessee's applications referred to in the foregoing paragraph (A), having paid a capitalized rent as defined in the Preamble to the Contract, the annual rent shall not be increased as provided in this clause.

         C. In the event of the Lessor having demanded a raise of the rent as stated hereinabove, the Lessor shall notify the Lessee by registered letter. The Lessee shall be entitled to appeal against the raise within 30 days from receipt of the Lessor's notice before the State Valuer, and the ruling of the latter shall be final.

         D. The annual rent as increased pursuant to the reassessment shall be payable by the Lessee to the Lessor starting from the date of the Lessor's consent, within 15 days from the day of notice by the Lessor. The increased annual rent shall be subject to the provisions with regard to annual rent as stated in the Preamble to the Contract, mutatis mutandis.


9.       Change of Destination, Construction Capacity, Additional Construction,
         Split

         A. The Lessee undertakes to seek the Lessor's prior written consent for the performance of any of the following alterations:

                  (1) Change of destination or exercise of change of destination of the Plot, from the one defined in the Preamble to any other destination.

                  (2) Increase of the construction capacity specified in the Preamble, or additional construction over the construction capacity specified in the Preamble, or alteration of the Buildings or additions built on them or additional buildings erected on the Plot or additions on them.

                  (3) Division of the Plot into a number of subplots where every subplot constitutes an independent plot fit for separate use.

                           The Lessee shall enclose the application with plans and documents relevant to the alteration applied for by the Lessee.

         B. The Lessee shall not make the alteration applied for by the Lessee before obtaining the Lessor's prior written consent, nor shall the Lessee seek any permit for the sought alteration from the competent authorities before obtaining the Lessor's consent to this effect. On obtaining the Lessor's consent, the Lessee shall only carry out the alteration after obtaining the approval of the competent authorities.

         C. The Lessor may refuse to grant its consent to the alteration sought by the Lessee, or make its consent conditional upon the payment of a sum of money in consideration of a change of the value of the Plot as a result of the sought alteration, as determined by the State Valuer or according to the practice of the Lessor at the time, and also upon such other requirements as may be practiced by the Lessor.


10.      Registration of the Lease

         A. The registration of the lease right in the name of the Lessee pursuant to the provisions of this Contract and all the operations necessary for this purpose shall be done by the Lessee at its own expense.

                  The Lessor shall as necessary sign all the documents required for the registration of the lease right as provided above; this, however, on the condition that the Lessee shall have complied with all its obligations under this Contract.

         B. The Lessee shall, inter alia, prepare the documents and maps necessary for the said registration, including those necessary for the purpose of registration and/or renewal of the registration of the Plot, its distribution, separation, the surveying expenses and parcellation maps, and also the files at the Land Registry Office; the Lessee shall bear all the payments and expenses involved in the said registration, including the payment of stamp tax and other taxes without any exception.

         C. The Lessee undertakes to prepare and complete all the operations necessary for the registration of the Premises as a condominium (or condominiums) pursuant to the Land Law, 1969, inasmuch as these operations shall not have been completed in the period prior to the signing of this Contract; the Lessee further undertakes to do at its own expense everything necessary for this purpose, including the preparation of sketches, registration orders, regulations, etc., everything as necessary.

                  The Administration shall be entitled to notify the Lessee in advance and in writing of its intent to carry out the aforementioned operations or any part of them for and at the expense of the Lessee, and the Lessee undertakes to refund to the Administration every expense incurred by the Administration for the performance of the said operations, according to an invoice to be submitted to the Lessee, within 30 days from the date of submission thereof.

         D. The Lessee undertakes to provide the Lessor with certificates of the payment of all taxes, municipal rates, levies and other compulsory payments applicable to the Premises, as well as any other document necessary for the registration of the lease as provided hereinabove.

         E. In the event of the Lessee, notwithstanding the foregoing provisions and despite the Lessor's demand, having failed to register the lease, the Administration may carry out all the operations involved in the said registration at the expense of the Lessee, and the Lessee undertakes to refund to the Lessor all of the expenses incurred by the Lessor within 30 days of submission of an invoice to this effect.


11.      Changes of the Plot Borders and Definitive Determination of the Plot
         Area

         A. The Lessee acknowledges that the area and borders of the Plot are not final and that they may be changed as a result of changes in the planning pursuant to the Planning and Construction Law, 1965, land arrangements, etc.

         B. The Lessee acknowledges that surveying operations for the purpose of registration may lead to the conclusion that the Plot area is smaller or larger than the one on the basis of which the value of the Plot was determined.

         C. In the event of the changes referred to in the foregoing paragraph (A) having led to an increase or decrease of the Plot area and/or if the Plot borders are changed or if it shall have become evident as stated in the foregoing paragraph
                  (B) that the Plot area is smaller or larger than the one on the basis of which the basic Plot value was established, the Lessee shall:

                  (1) Accept any change of the borders and/or area of the Plot as resulting from the changes referred to in the foregoing paragraph (A);

                  (2) Accept any determination with regard to the Plot area as established as a result of the surveying for the purpose of registration as stated in the foregoing paragraph (B);

                  (3) Regard the Plot in its new borders and area as the subject of the present lease and accept possession thereof.

         D. In the event of change in the value of the Plot as a result of the changes referred to in the foregoing paragraphs (A) and/or
                  (B), the Rent shall be revised in accordance with the definitive area as estimated by the State Valuer as of the date of determination of the basic Plot area, and each of the parties shall pay only pay to the other party the differences resulting from such revision, plus linkage differentials from the date of determination of the basic Plot area to the date of actual payment of the said differentials.


12.      Use of the Premises and Liability of the Lessee

         The Lessee undertakes to maintain the Premises in a good and proper state as an owner taking care of his property, and to make at its own expense all the repairs necessary for maintaining the Premises in the said state. For the entire duration of the Lease Period, the Lessee alone shall be responsible for compliance with the provisions of any law in connection with the maintenance and use of the Premises and also in connection with the construction works on the Plot; the Lessee shall comply with every obligation pursuant to every law applicable at present or in future to the Lessor with regard to the Premises, everything at the expense of the Lessee; the Lessee shall not be entitled to demand any refund of such expenses from the Lessor.

         The Lessee alone shall be liable toward the Lessor and toward any third party for any property damage and bodily injury to any person, including the Lessee, and also for the payment of damages imposed as a result of or in connection with operations and/or omissions on the Premises or in connection with the maintenance and use of the Premises, so that the Lessor shall bear no liability whatsoever in connection therewith.


13.      Taxes and Compulsory Payments

         Starting from the commencement of the Lease Period or the day of acceptance of possession of the Premises, whichever occurs first, the Lessee alone shall pay all the taxes, municipal rates and other compulsory payments to the state and municipal authorities, including betterment tax, as applicable to the owners and/or possessors of the Premises, as well as all the fees and development expenses applicable at present or in future to the Premises, including the expenses related to the connection of electric power, water and sewerage fees, water supply arrangements, installation of sewerage, canalization, the construction of roads and sidewalks, sanitary installations and operations, etc.

         The Lessee undertakes to pay value added tax as provided by law as applicable to all of the payments imposed on the Lessee under this Contract, in accordance with the rate of the said tax as applicable at the time of payment.

14.      Transfer of Rights

         A.       Rights Transfer is Subject to Consent

                  The Lessee may not transfer its right under this Contract except with the Lessor's prior written consent.

                  The following definitions shall apply in this clause:

                  Rights Transfer

                  Any one of the following, whether for a consideration or not, entirely or in part, and in any manner whatsoever:

                  (1) The grant, transfer, assignment or waiver of rights conferred by this Contract;

                  (2) Sublease of the Premises or any degree of such sublease, renting of the Premises by way of subletting or renting the lease at any degree whatsoever, everything for a length of time that necessitates under law the registration of the lease in the Register kept as provided by law, including rental whereby the rental becomes protected by the Tenant Protection Law (Combined Version), 1972, or any other law that may supersede it (hereinafter: sublease);

                  (3) Delivery of possession or use of the Premises for the period stated in paragraph (2) hereinabove (hereinafter: delivery of possession);

                  (4) With regard to a corporate lessee, any corporate act on the Premises as a result of which at least 10% of the nominal value of the paid up share capital or issued share capital of the Lessee, whichever is less (hereinafter: the Capital Rights), or 10% of the voting power in the Lessee (hereinafter: the Voting Rights), or 10% of the right to appoint directors in the Lessee (hereinafter: the Appointment Rights).

                           Corporate acts in the Lessee involving separately the transfer of less than 10% of the aforementioned rights and occurring within a period of two years shall be regarded for the purposes of this clause as having been committed at once on the date of the last corporate act among them.

                           The following definitions shall apply in this clause 14:

                           Corporation

                           As defined in the Land Betterment Tax Law, 1963 (hereinafter: LBTL), as amended from time to time, including an unregistered corporation or partnership.

                           Corporate Act

                           As defined in the LBTL as amended from time to time, including a corporate act involving a corporation that holds a corporate right in the Lessee, and also including any change in a partnership, whether the latter is registered or not, occurring as a result of the inclusion of a person in it or the departure of a person from it, or any change in a corporation whose capital is not in form of shares, occurring as a result of such inclusion or departure, also including any change in the proportionate holding of a partner in the capital of the partnership or corporation as aforesaid.

                           Corporate Right

                           As defined in the LBTL, as amended from time to time.

                           Holder, Holding

                           According to the definition of "holding" in the Securities Law, 1968, as amended from time to time; the terms under the definition of "holding" in the aforementioned law shall be interpreted according to their interpretations as amended from time to time in the said law.

                  (5) Mortgage and/or Charge of the Premises and/or the Rights Pursuant to this Contract

                           The Lessor shall not give its consent to any mortgage and/or charge as aforesaid unless the Lessee and the owner of the security interest shall have undertaken toward the Lessor, prior to any such consent, that in any case of exercise of the mortgage or security interest or charge or as a result of the implementation of a court ruling or other document exercisable as a court ruling or as a result of sale by the Execution Office or by any other authority under law - the Lessor shall collect the consent fees due under this Contract. However, the Lessor's consent to the very act of the mortgage or charge shall not be made conditional upon any payment whatsoever.

                           Any transfer of rights as indicated above without the Lessor's consent or without payment of consent fees as provided above shall constitute a fundamental breach of the Contract, and the Lessor shall be entitled to terminate the Contract as a result thereof.


                  (6) Any other act that is not referred to hereinabove and involves the effective transfer of rights hereunder, whether for a consideration or not, in a total or partial manner and in any form whatsoever.

         B.       Conditions for Consent

                  (1) The Lessor may impose the following conditions for granting its consent to a rights transfer in connection with this Contract, in addition to the other conditions the Lessor is entitled to apply under this Contract, everything pursuant to resolutions passed by the Israel Lands Administration Board or according to any law.

                           A. The Lessee shall have complied with all the conditions of this Lease Contract;

                           B. The Lessee and the transferee shall sign and submit such documents as shall be required by the Lessor in connection with the transfer and shall comply with all the conditions imposed by this Contract in connection with the grant of consent, including an obligation on the part of the transferee to comply with all the conditions of this Lease Contract.

                  (2) In the event of the Lessee having obtained any exemption or discount, whether partial or total, with regard to the payment of the Rent, or having paid a reduced Rent, and these or any of them having been made conditional on compliance with conditions imposed for this purpose, the Lessor's consent to the rights transfer shall be conditional on compliance with the conditions established for the grant of such exemption or discount or reduced payment, including compliance with all the implications thereof.

                  (3) The Lessor's consent to a sublease or to a delivery of possession, if granted, shall not release or exempt the Lessee from any obligation imposed on the Lessee hereunder, and the Lessee and transferee shall be jointly and severally liable for compliance with all of the Lessee's obligations under this Contract.

                  (4) The Lessor may demand details and statements on the following matters from the Lessee and the proposed transferee of the rights (hereinafter: the Transferee):

                           A. The nature of the rights being transferred and the date on which the Lessee and the Transferee intend to carry out the contemplated transfer;

                           B. The name, address, and identity number of the Transferee;

                           C.       In the case of a corporate Transferee:

                                    (1)     Name, address, corporate number as
                                            entered at the office of the
                                            Companies Registrar; the names of
                                            the shareholders, their holdings in
                                            the share capital, voting power and
                                            appointment power, and the names of
                                            the directors.

                                    (2)      Details as stated in the foregoing
                                             paragraph (B) with regard to avery
                                             shareholder and director of the
                                             corporation.

                                    (3)     In the event of a corporate
                                            shareholder or director in the
                                            Transferee corporation, details on
                                            the corporation as stated
                                            hereinabove in this paragraph (C),
                                            and details on every one of the
                                            shareholders and directors of the
                                            corporation as stated in the
                                            foregoing paragraph (B).

                           D. The amount payable by the Transferee to the Lessee for the rights.

                  The Lessor may demand further information and documents in connection with the Transferee from the Lessee and the Transferee.

         C.       Denial of Consent in Certain Cases

                  The Lessor may deny its consent to the rights transfer to a person defined as a foreign national according to clause 19(A)(3) hereinbelow, or to a person who does not meet the requirements of any condition precedent or fundamental condition stated in the Preamble to this Contract.

         D.       Consent Fees

                  Without derogating from the provisions of this clause 14 and subject to the provisions of paragraph (E) hereinbelow, the Lessor may make its consent to a rights transfer conditional upon the payment of consent fees. The following provisions shall apply in this respect pending any amending resolution by the Israel Lands Administration Board:

                  (1)      In the cases referred to in the foregoing paragraphs
                           (A)(1), (A)(5) and (A)(6), the consent fees shall amount to one third of the difference between the value of the Plot at the time of grant of the Lessor's consent to the rights transfer and the value at the time of acquisition of the lease rights by the Lessee, in the status as at the time of acceptance of delivery of the Plot, disregarding the development works and expenses incurred for the Plot, according to an estimation made by the State Valuer (hereinafter: the Consent

                           Fees), less a proportion of the Plot value as stated in the Preamble to this Contract.

                  (2)      In the cases referred to in the foregoing paragraph
                           (A)(4), the Consent Fee was calculated in accordance with the foregoing paragraph (1) and the amount payable shall be determined according to the proportion between the rights to capital and/or the voting rights and/or the appointment rights being transferred on the one hand and the totality of the respective rights in the corporate Lessee on the other hand; however, in case of transfer of control the consent fee shall be payable in full.

                           In this paragraph, the term "control" shall be defined as the direct or indirect holding by a physical or corporate person of 50% or more of the nominal value of the paid up share capital or the issued share capital of the lessee, whichever is less, or one half or more of the voting power in the lessee, or the right to appoint one half or more of the directors in the lessee.

                  (3)      In the cases mentioned in the foregoing paragraphs
                           (A)(2) and (A)(3), the Consent Fee shall be set at the rate established from time to time by the Lessor for such cases.

         E.       Rights Transfer Without Consent Fee

                  The Lessor shall not make its consent to the rights transfer conditional upon the payment of any sum of money in the event of the Lessor having, prior to the date of consent, paid capitalized consent fees as defined in the Preamble and all the other amounts payable to the Lessor hereunder and according to law, on the further condition that the Lessee shall have paid all the state and municipal taxes and other compulsory payments due by the Lessee hereunder and according to law for the entire period until the date of consent.

         F.       Acquisition of Rights by the Lessor

                  In the event of the Lessee desiring to transfer its rights as defined in the foregoingparagraphs (A)(1), (A)(5), or (A)(6), the Lessor shall be entitled, though under no obligation whatsoever, within thirty days from the date of receipt of the details referred to in the foregoing paragraph (B)(4), and if the Lessor shall have demanded further information and documents as stipulated above, within thirty days from the date of such demand, to notify the Lessee by registered mail of its desire to recover possession of and all rights to the Premises, noting that it agrees to pay to the Lessee the amount offered by the Transferee. Following the said notification by the Lessor, the Lessee shall not be allowed to transfer its rights to the Premises to any person other than the Lessor.

                  The Lessor shall not exercise its right to recover possession of the Premises as provided in this paragraph when the Transferee is a spouse, descendant, parent, sibling, or inheritor of the Lessee.

                  The Lessor may enter a caveat at the Land Registry in connection with its aforementioned right.

         G.       Fundamental Breach

                  The breach of any of the provisions stated in this clause 14 shall constitute a fundamental breach of this Contract, in the case of which the Lessor may terminate this Contract.

15.      Natural Resources, Antiquities, Materials, Trees

         The Lessee hereby acknowledges that all natural resources such as petroleum, gas, water springs, coal and metal ores, marble and stone deposits, sand, gravel and all other deposits, as well as antiquities and antiquity sites, materials and trees located on the land of the Premises shall belong to the Lessor and/or the State and that they are not included in the Premises and that the terms of the Lease pursuant to this Contract shall not apply to them. The Lessee shall enable the Lessor to extract or otherwise exploit the natural resources, antiquities, materials and trees in accordance with the applicable laws and on the basis of this Contract.

         The Lessee shall make no excavations on the Plot in excess of what is needed for attaining the purpose of the Lease.

         The Lessee may not sell any materials or timber removed from the Plot, as these constitute the property of the Lessor and/or the State, except with the Lessor's written consent, and the Lessor may make its consent conditional upon a payment for the materials or timber.


16.      Observation of the Sabbath and Jewish Holidays

         The Lessee and all persons on its behalf shall abstain from any construction or trade on the Premises on the Sabbath and or Jewish holidays.

         The following definitions shall apply in this clause:

         Trade

         The conduct of a business and any manual work carried out regularly by the Lessee or by any other person for a consideration and in a public manner.

         Construction

         Any work related to construction works carried out by the Lessee or by a third party for a consideration and in a public manner.

         The prohibition imposed in this clause shall not apply to cases in which the Lessee is permitted to engage in trade and construction by a competent authority according to law, as long as the permit remains valid.

17.      Transfer of Contract Rights by the Lessor

         The Lessor is entitled to transfer its rights hereunder without having to seek the Lessee's consent to this effect, and the Lessee undertakes, in case of such transfer, to comply with all of its obligations hereunder toward the transferee.

18.      Right of Entry to the Premises

         In addition to the provisions of any law, the Lessor or any person authorized by the Lessor to this effect shall be entitled to enter the Premises at all reasonable times for examining the use of the Premises with reference to the provisions of this Contract and for laying pipes for water, canalization, sewerage and gas, also for the installation of electric or telephone poles, electrical or telephone cables through, inside or over the Premises, and/or also for any other comparable purposes.

         The Lessee shall enable the Lessor and any person on the Lessor's behalf to enter the Premises and carry out the inspections and works necessary for the foregoing purposes. The Lessor undertakes to indemnify the Lessee for any damage caused to the Lessee as a result of the execution of such inspections or works.

19.      Remedies for Breach of Contract

         Without derogating from the right to other remedies under law and pursuant to this Contract in the event of breach hereof, the parties agree that any one of the breaches mentioned in paragraph (A) hereinbelow shall constitute a fundamental breach hereof as a result of which the Lessor shall be entitled to terminate the Contract by a notice sent by registered mail to the Lessee:

         A.       (1)      Breach of any of the provisions of clauses 9 and 14.

                  (2) In the event of the Lessee having made or caused a change in the purpose or destination of the Lease or having used the Premises in a manner inconsistent with them, except with the Lessor's prior written consent.

                  (3) In the event of the Lessee or the party for which the Lessee is operating being a foreign citizen.

                           In this paragraph, the term "foreign citizen" shall be defined as a person who is not:

                           A.       An Israeli citizen;

                           B. A new immigrant ["oleh"] in the sense of the Law of Return, 1950, who has not submitted a declaration pursuant to section 2 of the Citizenship Law, 1952;

                           C. Entitled to have a new immigrant visa or a new immigrant certificate pursuant to the Law of Return, 1950; having obtained instead a temporary stay visa and permit as a potential new immigrant pursuant to the Entry to Israel Law, 1952;

                           D. A corporation controlled by an individual who is one of those mentioned in the foregoing paragraphs (A) - (C), or by more than a single such individual.

                                    The term "control" in this paragraph shall mean the direct or indirect holding, by any single person or corporation or by more than a single person or corporation, of 50% or more of the nominal value of the issued share capital of the corporation or one half or more of the voting power in the corporation or of the direct or indirect right to appoint one half or more of the number of directors in the corporation.

                           The provisions of this paragraph (3) shall not apply in the event of the Lessee having obtained a prior written approval by the Board Chairman of the Israel Lands Administration.

                  (4) In the event of breach of any of the conditions precedent and basic conditions stated in the Preamble hereto.

         B. The Lessee shall proceed as follows in the event of termination of this Contract by the Lessor:

                  (1)      The Lessee shall vacate the Premises forthwith.

                  (2) The Lessee shall return the Premises to the Lessor in a state free from any object and person and also free from any charge, lien, or other third-party right.

                  (3) The Lessee shall immediately resort to all the operations necessary for cancelling the registration of the lease right entered pursuant to clause 10, including the payment of all taxes, fees and other expenses without exception, involved therewith; the Lessee shall, for securing the compliance with this obligation, sign upon the execution of this Contract or at such other time as the Lessor shall determine, everything at the discretion of the Lessor and on the Lessor's demand, an irrevocable notarized power of attorney in the name of the Lessor.

                           In the event of the Lessee having failed to comply with its obligations pursuant to this paragraph, the Lessor shall be entitled to carry out all of the foregoing operations at the expense of the Lessee and to collect all of the expenses incurred therewith from the Lessor, including interest and linkage differentials as stipulated in clause 22 hereinbelow, for the period from the date of the expense till the date of actual payment.

                  (4) The Lessee shall pay to the Lessor for all damage and losses incurred and to be incurred by the Lessor as a result of the breach and termination of the Contract, including damage and loss resulting from the leasing of the Premises to a third party, without prejudice to the provisions of clause 20 hereinbelow.

         C.       (1)      In the event of termination of this Contract by the
                           Lessor, except in the case of termination for a breach referred to in paragraph (A)(3) above, and after the Lessee shall have complied with its obligations pursuant to the foregoing paragraph (B), the Lessor shall offer the Premises by way of tender and shall pay to the Lessee certain amounts for the proportional part of the Lessee's rights to the Plot and the attachments as determined by the State Valuer
                           (hereinafter: the refunds); however, if the amounts obtained through the tender are less than the refunds, the Lessor shall only pay the amounts established in the tender to the Lessee.

                  (2) In the event of the Lessor not having offered the Premises by way of tender as stated hereinabove within three months from the day on which the Lessee shall have complied with its obligations pursuant to the foregoing paragraph (B), the Lessor shall pay the refunds to the Lessee on expiry of the aforementioned period of three months.

                  (3) The payment of the refunds shall be effected after deduction of all the sums payable by the Lessee to the Lessor under this Contract and also after deduction of a sum equal to the consent fee the Lessee would have been bound to pay to the Lessor pursuant to clause 14 if the Lessee's rights were transferred to a third person with the Lessor's consent.

                  (4) In the event of the Premises having been offered by way of tender and no bid responsive to the terms of the tender having been obtained, the Lessor shall offer the Premises under another tender within four months from the deadline for receipt of bids under the preceding tender. This procedure shall be repeated until the receipt of responsive bids.

         D. Without prejudice to the foregoing, the Lessor may at its sole discretion proceed in one of the following ways in the event of breach of any of the provisions of the foregoing clause 9 by the Lessee:

                  (1) Cause a cancellation of the alteration made by the Lessee without the Lessor's consent and/or demolish everything built on the Plot without authorization from the Lessor, immediately on learning of the breach, in which case the Lessor shall be under no obligation to obtain the Lessor's consent. The Lessor shall not be obligated to clear the debris from the Premises.

                  (2) Charge the Lessee with usage fees as applied by the Lessor to this effect and/or with a full payment for the change in the value of the Plot resulting from the execution of the alterations introduced by the Lessee, everything as established by the State Valuer.

         E. The provisions of the foregoing paragraphs (B) and (C) of this clause shall also apply, mutatis mutandis, upon the termination of this Contract on expiry of the Lease Period or on expiry of the additional Lease Period as the case may be, unless the Lease Period or the additional Lease Period is extended further.

20.      Liquidated Damages

         A. In the event of termination of this Contract, the Lessor may deduct from any amounts owed by the Lessor to the Lessee, liquidated damages at the rate of 5% of the Basic Plot Value as defined in the Preamble, plus linkage differentials between the Basic Index and the Consumer Price Index last known as of the date of the deduction (hereinafter:
                  liquidated damages).

         B. Notwithstanding the content of the foregoing paragraph (A), in the case of termination of this Contract as a result of the breach referred to in clause 19(A)(3), the Lessor shall forfeit all the amounts paid by the Lessee defined in clause 19(A)(3); furthermore, the provisions of paragraph 19(C) hereinabove shall not apply to the Lessor, everything as liquidated damages for the particular case.

                  The Lessee shall, on the condition that it shall have complied with all the provisions of the foregoing clause 19(B), be entitled to apply to a committee to be appointed for this purpose by the Israel Lands Authority Board, which shall be entitled, if satisfied that the Lessee has acted in good faith, to reduce the forfeited amounts down to the liquidated damages according to the foregoing paragraph (A) only and/or determine the amounts to be refunded to the Lessee pursuant to the foregoing clause 19(C). The ruling by the committee shall be final.

                  The provisions of this clause shall apply also if other provisions of any law are applied.

         C. In the case of the liquidated damages being in excess of the amount owed by the Lessee pursuant to the foregoing paragraphs
                  (A) or (B), the Lessee shall pay the balance immediately after the termination of the Contract.

21.      Extension of the Lease

         A. Subject to the provisions of paragraphs (B) through (D) hereinbelow, the Lessee is entitled to an extension of the Lease Period by an additional period of forty-nine (49) years on the condition that the Lessee shall have notified the Lessor to this effect within the last 12 months preceding the expiry of the Lease Period. The conditions of the lease during the additional Lease Period shall be as applied at the time by the Lessor with regard to the lease of land comparable to the Premises in the area of the Premises and for the same purpose, taking into account that the Lessee shall have paid for the construction of the Buildings.

         B. The Lease Period shall be extended strictly by one additional lease period, and the Lessor shall be under no obligation to extend the lease period any further; and if this Lease Contract refers to an additional lease period the Lessor shall be under no obligation to grant a further extension of the lease period covered by this Contract.

         C. In the event of change of destination of the land containing the Premises, the Lessor shall be under no obligation to extend the lease period.

         D. Any extension of the Lease Period shall be subject to compliance with all of the following conditions:

                  (1) The Lessee shall have complied with all the provisions of this Contract;

                  (2) Not later than the expiry of the Lease Period, the Lessee shall have signed a new lease contract containing the terms of the new lease as provided hereinabove.

22.      General Conditions

         A. The Tenant Protection Law (combined version), 1972, or any law that may supersede it or be added to it, shall not apply to this Contract; it is declared hereby that the Lessee has not paid to the Lessor any key money in any form whatsoever for this Contract, and that the payments under this Contract and the entire investment by the Lessee in the Plot shall not be deemed as payment of key money.

         B. No waiver, allowance, acceptance of payment, abstention from resorting to any action, delay or grant of extension by one of the parties shall be regarded as waiver of the rights of such party, nor shall they serve as impediment to any claim, unless the said party shall have waived its rights expressly and in writing.

         C. Amendments, modifications, additions, deletions, waivers or extensions affecting the terms of this Contract (hereinafter: modifications), or discounts granted by the Lessor, shall only be valid if made in writing with the signature and seal of the Lessor.

                  Amendments and erasures on the body of the Contract or on any of the documents enclosed herewith or to be signed pursuant to this Contract shall only be valid if provided at the margin with the full signatures of the parties, subject to the presence of the signature and seal of the Lessor.

         D. The Lessee undertakes to pay to the Lessor linkage differentials and interest as applied by the Lessor as of the date payment with regard to arrears in the payment of any amount due by the Lessee to the Lessor pursuant to this Contract, for the period from the date of maturity hereunder to the date of actual settlement of the debt, without prejudice to the Lessor's rights pursuant to this Contract and the provisions of any law.

                  In case of arrears as aforesaid, any payment on account of the debt shall be credited in the following sequence: collection expenses, interest, linkage differentials, principal.

         E. The Lessee undertakes to indemnify the Lessor and keep it harmless with regard to any amount the Lessor may be compelled to pay to any person as damages for which the Lessee is liable hereunder and in law.

         F. Amounts payable between the parties may be offset mutually. In the event of one of the parties having paid a sum due by the other party under this Contract, the other party shall refund the sum within 14 days from the date of demand from the payor.

         G. All the expenses related to the preparation of this Contract and the registration of the lease hereunder at the Land Registry, including stamp tax and value added tax hereunder, shall be payable by the Lessee alone.

         H. The headings of the clauses of this Contract are intended strictly for convenience and shall not serve for any interpretation hereof.

         I. The addresses of the parties shall be as stated in the initial part hereof. Any notice sent hereunder by registered mail at one of the above addresses shall be deemed to have reached its destination five days after the date of mailing.

               IN WITNESS THEREOF THE PARTIES HAVE SET THEIR HAND:


The Lessor                                   The Lessee

1.   Name      Haifa Chemicals South Ltd.    1.   Name      The Israel Lands
                                                              Administration
     Position    ....................             Position  ....................
     Signature  /s/Amiad Cohen                    Signature  /s/A. Kron


2.   Name      Haifa Chemicals South Ltd.    1.   Name      The Israel Lands
                                                              Administration
     Position    ....................             Position  ....................
     Signature  /s/David Sima                     Signature  /s/Elian Sinai




Certification

I, the undersigned, do hereby certify that I have identified the aforementioned Lessee according to identification documents presented to me and that the Lessee has signed this contract in my presence.

Name:  Arie Gotal          position   Advocate         Signature  /s/ Arie Gotal